Exhibit 99.1

Platform Specialty Products Corporation

Announces Pricing of a $420 Million Public Offering of Common Stock

WEST PALM BEACH, June 24, 2015 — Platform Specialty Products Corporation (NYSE:PAH) (“Platform”) today announced the pricing of an underwritten public offering of 15,849,056 shares of its common stock at a public offering price of $26.50 per share. The gross proceeds to Platform from this offering are expected to be approximately $420 million, before deducting underwriting discounts and commissions and offering expenses payable by Platform. Platform has granted to the underwriters a 30-day option to purchase an additional 2,377,358 shares of its common stock. All of the shares of common stock to be sold in the offering are to be sold by Platform. The offering is expected to close on or about June 29, 2015, subject to customary closing conditions.

Platform intends to use the net proceeds from the offering to fund working capital and future acquisitions including, if consummated, a portion of the consideration and related fees payable in connection with the previously-announced acquisition by Platform of the Electronic Chemicals and Photomasks businesses of OM Group, Inc. (the “OMG Acquisition”). If completed, the OMG Acquisition is expected to close in two parts, with the first closing expected to occur during the third quarter of 2015 and the second closing expected to occur during first quarter of 2016, in each case, subject to customary closing conditions. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the OMG Acquisition.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc., UBS Securities LLC and Citigroup are acting as joint book-running managers for the offering and Nomura Securities International, Inc., CJS Securities, Inc., HSBC Securities (USA) Inc. and CRT Capital Group LLC are acting as co-managers for the offering.

A registration statement on Form S-3, as amended, relating to the shares of common stock offered in the public offering described above was declared effective by the SEC on June 23, 2015. The offering of these securities will be made only by means of a prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov. A final prospectus related to the offering will be filed with the SEC. When available, copies of the final prospectus relating to the shares of common stock being offered may also be obtained by contacting Credit Suisse Securities (USA) LLC, Attn: Prospectus Department at One Madison Avenue, New York, NY 10010; or by email at newyork.prospectus@creditsuisse.com; or by telephone: 1-800-221-1037, or Barclays Capital Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; or by email: Barclaysprospectus@broadridge.com; or by telephone: (888) 603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Platform

Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agrochemical, animal health, electronics, graphic arts, plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

Forward-looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Platform’s proposed public offering of shares of its common stock, the anticipated use of proceeds and Platform’s ability to close the OMG Acquisition. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions, failure to meet the closing conditions for the OMG Acquisition including antitrust approval, or OMG’s acceptance of a better offer during the “go-shop” period, Platform’s and the underwriters’ ability to satisfy the conditions required to close the offering and Platform’s perception of future availability of equity or debt financing needed to fund its growing business. These forward-looking statements are made as of the date of this press release and Platform assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. Investors should refer to the risk factors set forth in the registration statement filed by Platform with the SEC on June 17, 2015, as amended, and periodic reports and other documents filed by Platform with the SEC, including Platform’s annual report on Form 10-K for the fiscal year ended December 31, 2014.

CONTACT: Investor Relations Contact:

Benjamin Gliklich

Vice President, Corporate Development,

Finance and Investor Relations

Platform Specialty Products Corporation

+1-561-406-8465

Media Contacts:

Liz Cohen

Weber Shandwick

+1-212-445-8044

Kelly Gawlik

Weber Shandwick

+1-212-445-8368